February 19, 2008

The Board of Trustees

Old Mutual Funds III

4643 South Ulster Street, Suite 600

Denver, Colorado 80237

Re: Initial Capitalization

Gentlemen:

The undersigned purchaser hereby subscribes to the number of shares (the “Shares”) of Old Mutual Funds III, a Delaware statutory trust (the “Trust”), as follows:

Fund Series	Class	Number of Shares	Aggregate Purchase Price
Old Mutual 2011-2020 Conservative Fund	Institutional	41,666.66	$416,666.66

Old Mutual 2011-2020 Moderate Fund	Institutional	41,666.66	$416,666.66

Old Mutual 2011-2020 Aggressive Fund	Institutional	41,666.66	$416,666.66

Old Mutual 2021-2030 Conservative Fund	Institutional	41,666.66	$416,666.66

Old Mutual 2021-2030 Moderate Fund	Institutional	41,666.66	$416,666.66

Old Mutual 2021-2030 Aggressive Fund	Institutional	41,666.66	$416,666.66

Old Mutual 2031-2040 Conservative Fund	Institutional	41,666.66	$416,666.66

Old Mutual 2031-2040 Moderate Fund	Institutional	41,666.66	$416,666.66

Old Mutual 2031-2040 Aggressive Fund	Institutional	41,666.66	$416,666.66

Old Mutual 2041-2050 Conservative Fund	Institutional	41,666.66	$416,666.66

Old Mutual 2041-2050 Moderate Fund	Institutional	41,666.66	$416,666.66

Old Mutual 2041-2050 Aggressive Fund	Institutional	41,666.66	$416,666.66

It is understood that a certificate representing the Shares will not be issued to the undersigned, but such ownership shall be recorded on the books and records of the Trust’s transfer agent. Notwithstanding the fact that a certificate representing ownership will not be issued, upon receipt of the aggregate purchase price by the Trust, the Shares will be deemed fully paid and nonassessable. The undersigned acknowledges that such Shares are being issued in accordance with Section 14 of the Investment Company Act of 1940 and agrees that the Shares are being purchased for investment with no present intention to resell or redeem the Shares.

Old Mutual Capital, Inc.

By:	/s/ Mark E. Black
Mark E. Black, Chief Financial Officer

The foregoing subscription is hereby accepted and effective as of February 19, 2008.

Old Mutual Funds III

By:	/s/ Karen S. Proc
Karen S. Proc, Assistant Secretary

Dated:	February 20, 2008